BANKWELL FINANCIAL GROUP REPORTS OPERATING RESULTS FOR THE THIRD QUARTER WITH STRONG CORE DEPOSIT GROWTH
New Canaan, CT – October 28, 2020 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $3.0 million, or $0.38 per share, for the third quarter of 2020, versus $4.1 million, or $0.52 per share, for the same period in 2019.
The Company's Board of Directors declared a $0.14 per share cash dividend, payable November 23, 2020 to shareholders of record on November 13, 2020.
We recommend reading this earnings release in conjunction with the Third Quarter 2020 Investor Presentation, located at http://investor.mybankwell.com/Presentations and included as an exhibit to our October 28, 2020 Current Report on Form 8-K.
Notes Bankwell Financial Group President and CEO, Christopher R. Gruseke:

"I am grateful for the commitment and dedication of our team as we have made steady progress in the midst of the ongoing pandemic. Our balance sheet remains strong and credit metrics continue to improve. Loans on COVID-19-related deferrals have decreased from approximately 22% of outstanding loans to under 4% today. On the deposit front, we have increased core business accounts by $176 million year to date, including a 23% increase in non-interest bearing deposits. We have also continued to diversify our loan origination mix as the fourth quarter pipeline is comprised mostly of C&I loans."

"Having begun planning for the year ahead, we are committed to continue expense management with a goal of improving our operating expense run rate by 3-5% by the end of 2021."
Third Quarter 2020 Highlights:
•The allowance for loan losses was $20.4 million and represents 1.25% of total loans (1.30% excluding Paycheck Protection Program (“PPP”) loans) as of September 30, 2020, compared to an allowance for loan losses of $13.5 million, representing 0.84% of total loans as of December 31, 2019. The increase in the allowance for loan losses was primarily due to incremental loan loss reserves for increased credit risk relating to economic disruption and uncertainty caused by the COVID-19 pandemic.
•PPP loans totaled $56.7 million at September 30, 2020. As of October 20, 2020 approximately $11.3 million of PPP loans have completed applications for loan forgiveness and a majority of these applications have been submitted to the SBA.
•Less than 4% of the loan portfolio remains on COVID-19 deferral.
•Total deposits were $1.8 billion at September 30, 2020 compared to $1.5 billion at December 31, 2019, reflecting successful commercial core deposit gathering efforts, as well as a temporary increase in short term time deposits to expand on-balance sheet liquidity during the COVID-19 pandemic.
•Noninterest bearing deposits increased 23% when compared to December 31, 2019, totaling $234.8 million, a new high.
•The loan-to-deposit ratio for the Bank was 91.6% at September 30, 2020, reflecting the above-mentioned increase in deposits.
•Total gross loans were $1.6 billion at September 30, 2020, increasing slightly when compared to December 31, 2019.
•Investment securities totaled $108.9 million and represent 5% of total assets.
•Total noninterest income was $0.6 million for the quarter ended September 30, 2020, or 4% of total revenue.
•The tangible common equity ratio, as of September 30, 2020, decreased to 7.83%, as capital growth from earnings was more than offset by increased liquidity and corresponding balance sheet growth.

•Tangible book value per share, as of September 30, 2020, grew to $22.20.
•Subsequent to the third quarter, as part of the Company's ongoing operational review, the Company has committed to permanently close its North Haven, CT branch as of December 31, 2020 and rolled out a Voluntary Early Retirement Incentive Program.

Earnings and Performance
Revenues (net interest income plus noninterest income) for the quarter ended September 30, 2020 were $14.2 million, versus $14.6 million for the quarter ended September 30, 2019. Revenues for the nine months ended September 30, 2020 were $42.8 million, versus $45.1 million for the nine months ended September 30, 2019. The decrease in revenues was attributable to a decline in income from loan prepayments and the absence of SBA loan sales during the quarter and nine month periods ended September 30, 2020 when compared to the same periods in 2019. The decrease in revenues was also driven by lower loan yields as loans are re-priced in the current low interest rate environment. The decrease in revenues was partially offset by a decline in interest expense, driven by lower interest rates on deposits when compared to the same periods in 2019.
Net income for the quarter ended September 30, 2020 was $3.0 million, versus $4.1 million for the quarter ended September 30, 2019. Net income for the nine months ended September 30, 2020 was $5.6 million, versus $14.7 million for the nine months ended September 30, 2019. The decrease in net income for the quarter ended September 30, 2020 when compared to the same period in 2019 was primarily driven by an increase in noninterest expense. The decrease in net income for the nine month period ended September 30, 2020 when compared to the same period in 2019 was due to an increase in the provision for loan losses due to the COVID-19 pandemic and, to a lesser degree, an increase in noninterest expense. The provision for loan losses related to the COVID-19 pandemic totaled $7.9 million for the nine months ended September 30, 2020.
Basic and diluted earnings per share were each $0.38 for the quarter ended September 30, 2020 compared to basic and diluted earnings per share of $0.52 each for the quarter ended September 30, 2019. Basic and diluted earnings per share were each $0.71 for the nine months ended September 30, 2020 compared to basic and diluted earnings per share of $1.88 and $1.87, respectively, for the nine months ended September 30, 2019.
The net interest margin (fully taxable equivalent basis) for the quarters ended September 30, 2020 and September 30, 2019 was 2.67% and 2.96%, respectively. The net interest margin for the nine months ended September 30, 2020 and September 30, 2019 was 2.81% and 3.07%, respectively. The decrease in net interest margin for the quarter and nine month periods ended September 30, 2020, when compared to the same periods in 2019, was primarily due to excess cash held at low interest rates to maintain a higher level of liquidity during the COVID-19 pandemic. Excluding the impact of additional liquidity and PPP loans, the net interest margin would increase approximately 27 basis points and 23 basis points for the three and nine months ended September 30, 2020, respectively.
Financial Condition
Assets totaled $2.2 billion at September 30, 2020, compared to assets of $1.9 billion at December 31, 2019. The increase in assets is primarily due to an increase in cash and cash equivalents in order to maintain a higher level of liquidity during the COVID-19 pandemic. Gross loans totaled $1.6 billion at September 30, 2020, an increase of $20.2 million compared to December 31, 2019. Excluding PPP loans, gross loans decreased by $36.5 million at September 30, 2020 when compared to December 31, 2019. Deposits totaled $1.8 billion at September 30, 2020, compared to deposits of $1.5 billion at December 31, 2019. The increase in deposits was a result of successful commercial core deposit gathering efforts through Treasury Management, Business Development, and Lending channels, as well as a temporary increase in short term time deposits to expand on-balance sheet liquidity during the COVID-19 pandemic.
Capital
Shareholders’ equity totaled $174.3 million as of September 30, 2020, a decrease of $8.1 million compared to December 31, 2019, primarily a result of a $10.7 million unfavorable impact to accumulated other comprehensive loss driven by fair value marks related to hedge positions involving interest rate swaps, as well as dividends paid of $3.3 million and common stock repurchases of $1.0 million. The decrease was partially offset by net income for the nine months ended September 30, 2020 of $5.6 million. The marks on the interest rate swaps are driven by lower long term market interest rates in 2020 when compared to 2019. The Company's interest rate swaps are used to hedge interest rate risk. The Company's current interest rate swap positions will cause a decrease to other comprehensive income in a falling interest rate environment and an increase in a rising interest rate environment.
About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking needs of residents and businesses throughout Fairfield and New Haven Counties, Connecticut. For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Penko Ivanov, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include, but are not limited to, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, uncertain impacts of, or additional changes in, monetary, fiscal or tax policy to address the impact of COVID-19, prolonged measures to contain the spread of COVID-19 or premature easing of such containment measures, either of which could further exacerbate the effects on the Company’s business and results of operations, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.
Non-GAAP Financial Measures
In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including noninterest expense control. The Company believes that tangible common equity and tangible book value per share are useful to evaluate the relative strength of the Company's capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
ASSETS
Cash and due from banks	$333,103	$201,380	$203,569	$78,051	$83,109
Federal funds sold	6,380	5,886	6,427	—	—
Cash and cash equivalents	339,483	207,266	209,996	78,051	83,109

Investment securities
Marketable equity securities, at fair value	2,203	2,195	2,289	2,118	2,120
Available for sale investment securities, at fair value	90,563	82,220	82,342	82,439	86,017
Held to maturity investment securities, at amortized cost	16,138	16,196	16,252	16,308	17,365
Total investment securities	108,904	100,611	100,883	100,865	105,502
Loans receivable (net of allowance for loan losses of $20,372, $19,662, $16,686, $13,509, and $13,212 at September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019, and September 30, 2019, respectively)	1,600,776	1,590,995	1,602,146	1,588,840	1,548,988
Other real estate owned	—	180	—	—	—
Accrued interest receivable	7,294	6,774	5,867	5,959	5,916
Federal Home Loan Bank stock, at cost	7,860	7,835	6,507	7,475	7,475
Premises and equipment, net	26,616	27,177	27,835	28,522	28,892
Bank-owned life insurance	42,409	42,167	41,926	41,683	41,433
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangible assets	160	178	196	214	232
Deferred income taxes, net	11,149	11,352	10,009	5,788	6,591
Other assets	45,782	46,511	45,671	22,196	27,815
Total assets	$2,193,022	$2,043,635	$2,053,625	$1,882,182	$1,858,542

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing deposits	$234,848	$214,789	$168,448	$191,518	$178,733
Interest bearing deposits	1,532,680	1,405,175	1,512,684	1,300,385	1,291,551
Total deposits	1,767,528	1,619,964	1,681,132	1,491,903	1,470,284

Advances from the Federal Home Loan Bank	175,000	175,000	125,000	150,000	150,000
Subordinated debentures	25,245	25,233	25,220	25,207	25,194
Accrued expenses and other liabilities	50,982	53,078	52,059	32,675	37,052
Total liabilities	2,018,755	1,873,275	1,883,411	1,699,785	1,682,530

Shareholders’ equity
Common stock, no par value	120,854	120,381	119,953	120,589	120,343
Retained earnings	71,603	69,712	69,595	69,324	66,870
Accumulated other comprehensive loss	(18,190)	(19,733)	(19,334)	(7,516)	(11,201)
Total shareholders’ equity	174,267	170,360	170,214	182,397	176,012

Total liabilities and shareholders’ equity	$2,193,022	$2,043,635	$2,053,625	$1,882,182	$1,858,542

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended					For the Nine Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	September 30, 2020	September 30, 2019
Interest and dividend income
Interest and fees on loans	$18,027	$18,459	$18,985	$18,648	$19,055	$55,471	$58,691
Interest and dividends on securities	799	778	825	858	903	2,402	2,892
Interest on cash and cash equivalents	96	86	286	427	535	468	1,432
Total interest and dividend income	18,922	19,323	20,096	19,933	20,493	58,341	63,015

Interest expense
Interest expense on deposits	4,104	4,810	5,709	5,948	6,331	14,623	18,750
Interest expense on borrowings	1,210	876	1,101	1,103	1,151	3,187	3,386
Total interest expense	5,314	5,686	6,810	7,051	7,482	17,810	22,136

Net interest income	13,608	13,637	13,286	12,882	13,011	40,531	40,879
Provision for loan losses	712	2,999	3,185	310	773	6,896	127
Net interest income after provision for loan losses	12,896	10,638	10,101	12,572	12,238	33,635	40,752

Noninterest income
Bank owned life insurance	242	241	243	250	255	726	758
Service charges and fees	190	171	217	247	264	578	776
Gains and fees from sales of loans	27	—	—	382	703	27	1,409
Gain (loss) on sale of other real estate owned, net	19	—	—	—	(102)	19	(102)
Net gain on sale of available for sale securities	—	—	—	—	—	—	76
Other	136	165	612	169	432	913	1,279
Total noninterest income	614	577	1,072	1,048	1,552	2,263	4,196

Noninterest expense
Salaries and employee benefits	5,295	5,227	5,380	5,162	4,881	15,902	14,272
Occupancy and equipment	2,266	2,235	1,909	1,928	1,946	6,410	5,666
Data processing	529	493	536	499	505	1,558	1,568
Professional services	374	434	711	402	346	1,519	1,455
Director fees	301	287	295	224	235	883	639
FDIC insurance	176	283	70	—	(125)	529	74
Marketing	151	199	162	220	210	512	751
Amortization of intangibles	18	18	18	18	19	54	57
Other	619	546	578	771	655	1,743	1,920
Total noninterest expense	9,729	9,722	9,659	9,224	8,672	29,110	26,402

Income before income tax expense	3,781	1,493	1,514	4,396	5,118	6,788	18,546
Income tax expense	790	279	151	924	1,030	1,220	3,802
Net income	$2,991	$1,214	$1,363	$3,472	$4,088	$5,568	$14,744

Earnings Per Common Share:
Basic	$0.38	$0.16	$0.17	$0.44	$0.52	$0.71	$1.88
Diluted	$0.38	$0.16	$0.17	$0.44	$0.52	$0.71	$1.87

Weighted Average Common Shares Outstanding:
Basic	7,721,247	7,715,094	7,750,135	7,745,227	7,750,490	7,728,798	7,761,441
Diluted	7,721,459	7,715,295	7,778,762	7,773,780	7,766,485	7,749,199	7,788,839
Dividends per common share	$0.14	$0.14	$0.14	$0.13	$0.13	$0.42	$0.39

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarter Ended					For the Nine Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	September 30, 2020	September 30, 2019
Performance ratios:
Return on average assets(1)	0.55%	0.23%	0.29%	0.73%	0.87%	0.36%	1.05%
Return on average stockholders' equity(1)	6.87%	2.82%	3.03%	7.68%	9.12%	4.23%	11.06%
Return on average tangible common equity(1)	6.98%	2.86%	3.07%	7.80%	9.26%	4.30%	11.24%
Net interest margin	2.67%	2.81%	2.98%	2.92%	2.96%	2.81%	3.07%
Efficiency ratio(2)	68.4%	68.2%	67.1%	66.1%	58.9%	67.9%	58.3%
Net loan charge-offs as a % of average loans	—%	—%	—%	—%	0.09%	—%	0.15%
Dividend payout ratio(3)	36.84%	87.50%	82.35%	29.55%	25.00%	59.15%	20.86%
(1)2020 performance ratios are negatively impacted by incremental COVID-19 pandemic related loan loss reserves, totaling $7.9 million for the nine months ended September 30, 2020.
(2)Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus noninterest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.
(3)The dividend payout ratio is calculated by dividing dividends per share by earnings per share.

	As of
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets(1)	12.36%	12.44%	12.14%	12.53%	12.65%
Total Capital to Risk-Weighted Assets(1)	13.57%	13.63%	13.13%	13.35%	13.47%
Tier I Capital to Risk-Weighted Assets(1)	12.36%	12.44%	12.14%	12.53%	12.65%
Tier I Capital to Average Assets(1)	9.58%	9.93%	10.84%	10.99%	10.88%
Tangible common equity to tangible assets	7.83%	8.21%	8.16%	9.56%	9.33%
Tangible book value per common share(2)	$22.20	$21.70	$21.69	$23.15	$22.34
(1)Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.
(2)Excludes unvested restricted shares of 170,083, 165,708, 154,012, 110,975, and 88,473 as of September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019, and September 30, 2019, respectively.

BANKWELL FINANCIAL GROUP, INC.
ASSET QUALITY (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Allowance for loan losses:
Balance at beginning of period	$19,662	$16,686	$13,509	$13,212	$13,890
Charge-offs:
Residential real estate	—	—	—	—	(78)
Commercial real estate	—	—	—	—	(594)
Commercial business	—	—	(8)	(13)	(748)
Consumer	(4)	(23)	(2)	(5)	(57)
Total charge-offs	(4)	(23)	(10)	(18)	(1,477)
Recoveries:
Commercial business	—	—	1	1	2
Consumer	2	—	1	4	24
Total recoveries	2	—	2	5	26
Net loan charge-offs	(2)	(23)	(8)	(13)	(1,451)
Provision for loan losses	712	2,999	3,185	310	773
Balance at end of period	$20,372	$19,662	$16,686	$13,509	$13,212

	As of
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Asset quality:
Nonaccrual loans
Residential real estate	$1,596	$1,622	$1,532	$1,560	$1,583
Commercial real estate	4,812	5,172	5,339	5,222	5,332
Commercial business	3,760	3,783	3,783	3,806	2,963
Total nonaccrual loans	10,168	10,577	10,654	10,588	9,878
Other real estate owned	—	180	—	—	—
Total nonperforming assets	$10,168	$10,757	$10,654	$10,588	$9,878

Nonperforming loans as a % of total loans	0.63%	0.66%	0.66%	0.66%	0.63%
Nonperforming assets as a % of total assets	0.46%	0.53%	0.52%	0.56%	0.53%
Allowance for loan losses as a % of total loans	1.25%	1.22%	1.03%	0.84%	0.84%
Allowance for loan losses as a % of nonperforming loans	200.35%	185.89%	156.62%	127.59%	133.75%

Total nonaccrual loans were $10.2 million as of September 30, 2020, of which $4.5 million are guaranteed by the Small Business Administration (SBA). Nonperforming assets as a percentage of total assets was 0.46% at September 30, 2020, down from 0.56% at December 31, 2019. The allowance for loan losses at September 30, 2020 was $20.4 million, representing 1.25% of total loans. The $6.9 million increase in the allowance for loan losses at September 30, 2020 when compared to December 31, 2019 was primarily due to incremental loan loss reserves for increased credit risk relating to economic disruption and uncertainty caused by the COVID-19 pandemic.

BANKWELL FINANCIAL GROUP, INC.
LOAN & DEPOSIT PORTFOLIO (unaudited)
(Dollars in thousands)

Period End Loan Composition	September 30, 2020	June 30, 2020	December 31, 2019	Current QTD % Change	YTD % Change
Residential Real Estate	$120,531	$128,683	$147,109	(6.3)%	(18.1)%
Commercial Real Estate(1)	1,105,862	1,110,562	1,128,614	(0.4)	(2.0)
Construction	96,508	94,523	98,583	2.1	(2.1)
Total Real Estate Loans	1,322,901	1,333,768	1,374,306	(0.8)	(3.7)

Commercial Business	301,747	280,811	230,028	7.5	31.2

Consumer	78	87	150	(10.3)	(48.0)
Total Loans	$1,624,726	$1,614,666	$1,604,484	0.6%	1.3%

(1) Includes owner occupied commercial real estate.

Period End Deposit Composition	September 30, 2020	June 30, 2020	December 31, 2019	Current QTD % Change	YTD % Change
Noninterest bearing demand	$234,848	$214,789	$191,518	9.3%	22.6%
NOW	90,776	87,239	70,020	4.1	29.6
Money Market	561,101	482,462	419,495	16.3	33.8
Savings	164,590	162,891	183,729	1.0	(10.4)
Time	716,213	672,583	627,141	6.5	14.2
Total Deposits	$1,767,528	$1,619,964	$1,491,903	9.1%	18.5%

Total deposits were $1.8 billion at September 30, 2020 compared to $1.5 billion at December 31, 2019, an increase of $0.3 billion, or 18.5%. The increase in total deposits was a result of successful commercial core deposit gathering efforts, as well as a temporary increase in short term time deposits to expand on-balance sheet liquidity during the COVID-19 pandemic.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest income	September 30, 2020	June 30, 2020	September 30, 2019	Sep 20 vs. June 20 % Change	Sep 20 vs. Sep 19 % Change
Bank owned life insurance	$242	$241	$255	0.4%	(5.1)%
Service charges and fees	190	171	264	11.1	(28.0)
Gains and fees from sales of loans	27	—	703	N/A	(96.2)
Gain (loss) on sale of other real estate owned, net	19	—	(102)	N/A	(118.6)
Other	136	165	432	(17.6)	(68.5)
Total noninterest income	$614	$577	$1,552	6.4%	(60.4)%

	For the Nine Months Ended
Noninterest income	September 30, 2020	September 30, 2019	% Change
Bank owned life insurance	$726	$758	(4.2)%
Service charges and fees	578	776	(25.5)
Gains and fees from sales of loans	27	1,409	(98.1)
Gain (loss) on sale of other real estate owned, net	19	(102)	(118.6)
Net gain on sale of available for sale securities	—	76	(100.0)
Other	913	1,279	(28.6)
Total noninterest income	$2,263	$4,196	(46.1)%
Noninterest income decreased by $0.9 million to $0.6 million for the quarter ended September 30, 2020 compared to the quarter ended September 30, 2019. Noninterest income decreased by $1.9 million to $2.3 million for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019.
The decrease in noninterest income was primarily a result of the absence of gains and fees from the sales of SBA loans for the quarter and nine months ended September 30, 2020 compared to the same periods in 2019. To a lesser degree, the decrease in noninterest income was also driven by certain waived service charges and fees on depository accounts as a courtesy to customers during the COVID-19 pandemic. The decrease in other noninterest income was primarily a result of loan related interest rate swap fees recognized in 2019.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST EXPENSE (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest expense	September 30, 2020	June 30, 2020	September 30, 2019	Sep 20 vs. June 20 % Change	Sep 20 vs. Sep 19 % Change
Salaries and employee benefits	$5,295	$5,227	$4,881	1.3%	8.5%
Occupancy and equipment	2,266	2,235	1,946	1.4	16.4
Data processing	529	493	505	7.3	4.8
Professional services	374	434	346	(13.8)	8.1
Director fees	301	287	235	4.9	28.1
FDIC insurance	176	283	(125)	(37.8)	(240.8)
Marketing	151	199	210	(24.1)	(28.1)
Amortization of intangibles	18	18	19	—	(5.3)
Other	619	546	655	13.4	(5.5)
Total noninterest expense	$9,729	$9,722	$8,672	0.1%	12.2%

	For the Nine Months Ended
Noninterest expense	September 30, 2020	September 30, 2019	% Change
Salaries and employee benefits	$15,902	$14,272	11.4%
Occupancy and equipment	6,410	5,666	13.1
Data processing	1,558	1,568	(0.6)
Professional services	1,519	1,455	4.4
Director fees	883	639	38.2
FDIC insurance	529	74	614.9
Marketing	512	751	(31.8)
Amortization of intangibles	54	57	(5.3)
Other	1,743	1,920	(9.2)
Total noninterest expense	$29,110	$26,402	10.3%
Noninterest expense increased by $1.1 million, or 12.2%, to $9.7 million for the quarter ended September 30, 2020 compared to the quarter ended September 30, 2019. Noninterest expense increased by $2.7 million, or 10.3%, to $29.1 million for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019. The increase in noninterest expense was primarily driven by an increase in salaries and employee benefits, occupancy and equipment expense and FDIC insurance expense.
Salaries and employee benefits totaled $5.3 million for the quarter ended September 30, 2020, an increase of $0.4 million when compared to the same period in 2019. Salaries and employee benefits totaled $15.9 million for the nine months ended September 30, 2020, an increase of $1.6 million when compared to the same period in 2019. The increase in salaries and employee benefits was primarily driven by normal annual salary increases, additional hires in support of growth initiatives and expanded employee benefits to assist employees impacted by the COVID-19 pandemic.
Occupancy and equipment expense totaled $2.3 million for the quarter ended September 30, 2020, an increase of $0.3 million when compared to the same period in 2019. Occupancy and equipment expense totaled $6.4 million for the nine months ended September 30, 2020, an increase of $0.7 million when compared to the same period in 2019. The increase in occupancy and equipment expense was primarily due to additional cleaning costs associated with precautions taken to prevent the spread of COVID-19.
FDIC insurance expense totaled $0.2 million for the quarter ended September 30, 2020, an increase of $0.3 million when compared to the same period in 2019. FDIC insurance expense totaled $0.5 million for the nine months ended September 30, 2020, an increase of $0.5 million when compared to the same period in 2019. The increase in FDIC insurance expense was primarily driven by a credit received during the quarter ended September 30, 2019.

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Total Equity	$174,267	$170,360	$170,214	$182,397	$176,012
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	160	178	196	214	232
Tangible Common Equity	$171,518	$167,593	$167,429	$179,594	$173,191

Total Assets	$2,193,022	$2,043,635	$2,053,625	$1,882,182	$1,858,542
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	160	178	196	214	232
Tangible Assets	$2,190,273	$2,040,868	$2,050,840	$1,879,379	$1,855,721

Tangible Common Equity to Tangible Assets	7.83%	8.21%	8.16%	9.56%	9.33%

	As of
Computation of Tangible Book Value per Common Share	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Total shareholders' equity	$174,267	$170,360	$170,214	$182,397	$176,012
Less:
Preferred stock	—	—	—	—	—
Common shareholders' equity	$174,267	$170,360	$170,214	$182,397	$176,012
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	160	178	196	214	232
Tangible common shareholders' equity	$171,518	$167,593	$167,429	$179,594	$173,191
Common shares	7,896,503	7,887,503	7,871,419	7,868,803	7,841,103
Less:
Shares of unvested restricted stock	170,083	165,708	154,012	110,975	88,473
Common shares less unvested restricted stock	7,726,420	7,721,795	7,717,407	7,757,828	7,752,630
Book value per share	$22.55	$22.06	$22.06	$23.51	$22.70
Less:
Effects of intangible assets	$0.36	$0.36	$0.36	$0.36	$0.36

Tangible Book Value per Common Share	$22.20	$21.70	$21.69	$23.15	$22.34

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited) - Continued
(Dollars in thousands)

	For the Quarter Ended					For the Nine Months Ended
Computation of Efficiency Ratio	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	September 30, 2020	September 30, 2019
Noninterest expense	$9,729	$9,722	$9,659	$9,224	$8,672	$29,110	$26,402
Less:
Amortization of intangible assets	18	18	18	18	19	54	57
Other real estate owned expenses	—	6	—	—	13	6	37
Adjusted noninterest expense	$9,711	$9,698	$9,641	$9,206	$8,640	$29,050	$26,308
Net interest income	$13,608	$13,637	$13,286	$12,882	$13,011	$40,531	$40,879
Noninterest income	614	577	1,072	1,048	1,552	2,263	4,196
Less:
Net gain on sale of available for sale securities	—	—	—	—	—	—	76
Gain (loss) on sale of other real estate owned, net	19	—	—	—	(102)	19	(102)
Operating revenue	$14,203	$14,214	$14,358	$13,930	$14,665	$42,775	$45,101

Efficiency ratio	68.4%	68.2%	67.1%	66.1%	58.9%	67.9%	58.3%

	For the Quarter Ended					For the Nine Months Ended
Computation of Return on Average Tangible Common Equity	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	September 30, 2020	September 30, 2019
Net Income Attributable to Common Shareholders	$2,991	$1,214	$1,363	$3,472	$4,088	$5,568	$14,744
Total average shareholders' equity	$173,162	$173,289	$181,127	$179,312	$177,916	$175,838	$178,237
Less:
Average Goodwill	2,589	2,589	2,589	2,589	2,589	2,589	2,589
Average Other intangibles	172	190	208	226	244	190	264
Average tangible common equity	$170,401	$170,510	$178,330	$176,497	$175,083	$173,059	$175,384

Annualized Return on Average Tangible Common Equity	6.98%	2.86%	3.07%	7.80%	9.26%	4.30%	11.24%

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	September 30, 2020			September 30, 2019
	Average Balance	Interest	Yield/ Rate (5)	Average Balance	Interest	Yield/ Rate (5)
Assets:
Cash and Fed funds sold	$312,078	$96	0.12%	$86,967	$535	2.44%
Securities(1)	96,448	776	3.22	109,247	845	3.09
Loans:
Commercial real estate	1,087,765	12,570	4.52	1,066,256	12,590	4.62
Residential real estate	125,069	1,097	3.51	161,312	1,559	3.87
Construction(2)	94,984	1,029	4.24	86,342	1,141	5.17
Commercial business	322,066	3,329	4.04	248,116	3,761	5.93
Consumer	121	2	7.37	229	4	6.93
Total loans	1,630,005	18,027	4.33	1,562,255	19,055	4.77
Federal Home Loan Bank stock	7,835	77	3.91	7,474	113	6.02
Total earning assets	2,046,366	$18,976	3.63%	1,765,943	$20,548	4.55%
Other assets	132,617			103,742
Total assets	$2,178,983			$1,869,685

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$87,890	$40	0.18%	$62,444	$26	0.17%
Money market	517,638	859	0.66	423,638	1,739	1.63
Savings	163,135	237	0.58	174,587	740	1.68
Time	757,176	2,968	1.56	644,536	3,826	2.36
Total interest bearing deposits	1,525,839	4,104	1.07	1,305,205	6,331	1.92
Borrowed Money	200,237	1,210	2.36	175,185	1,151	2.57
Total interest bearing liabilities	1,726,076	$5,314	1.22%	1,480,390	$7,482	2.01%
Noninterest bearing deposits	226,473			177,922
Other liabilities	53,272			33,457
Total liabilities	2,005,821			1,691,769
Shareholders' equity	173,162			177,916
Total liabilities and shareholders' equity	$2,178,983			$1,869,685
Net interest income(3)		$13,662			$13,066
Interest rate spread			2.41%			2.54%
Net interest margin(4)			2.67%			2.96%
(1)Average balances and yields for securities are based on amortized cost.
(2)Includes commercial and residential real estate construction.
(3)The adjustment for securities and loans taxable equivalency amounted to $54 thousand and $55 thousand for the quarters ended September 30, 2020 and 2019, respectively.
(4)Annualized net interest income as a percentage of earning assets.
(5)Yields are calculated using the contractual day count convention for each respective product type.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - YTD (unaudited)
(Dollars in thousands)

	For the Nine Months Ended
	September 30, 2020			September 30, 2019
	Average Balance	Interest	Yield/ Rate (5)	Average Balance	Interest	Yield/ Rate (5)
Assets:
Cash and Fed funds sold	$207,058	$468	0.30%	$84,212	$1,432	2.27%
Securities(1)	96,761	2,289	3.15	115,586	2,722	3.14
Loans:
Commercial real estate	1,094,956	38,460	4.61	1,061,536	38,176	4.74
Residential real estate	134,369	3,636	3.61	169,297	4,892	3.85
Construction(2)	98,539	3,350	4.47	84,487	3,412	5.33
Commercial business	289,959	10,017	4.54	259,154	12,198	6.21
Consumer	130	8	8.15	274	13	6.60
Total loans	1,617,953	55,471	4.50	1,574,748	58,691	4.91
Federal Home Loan Bank stock	7,547	272	4.81	7,512	365	6.49
Total earning assets	1,929,319	$58,500	3.98%	1,782,058	$63,210	4.68%
Other assets	125,957			89,332
Total assets	$2,055,276			$1,871,390

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$76,661	$99	0.17%	$61,872	$101	0.22%
Money market	473,485	3,213	0.91	447,008	5,567	1.67
Savings	170,262	1,204	0.94	176,491	2,252	1.71
Time	721,051	10,107	1.87	638,978	10,830	2.27
Total interest bearing deposits	1,441,459	14,623	1.36	1,324,349	18,750	1.89
Borrowed Money	187,177	3,187	2.24	175,290	3,386	2.55
Total interest bearing liabilities	1,628,636	$17,810	1.46%	1,499,639	$22,136	1.97%
Noninterest bearing deposits	201,384			166,864
Other liabilities	49,418			26,650
Total liabilities	1,879,438			1,693,153
Shareholders' equity	175,838			178,237
Total liabilities and shareholders' equity	$2,055,276			$1,871,390
Net interest income(3)		$40,690			$41,074
Interest rate spread			2.52%			2.71%
Net interest margin(4)			2.81%			3.07%

(1)Average balances and yields for securities are based on amortized cost.
(2)Includes commercial and residential real estate construction.
(3)The adjustment for securities and loans taxable equivalency amounted to $159 thousand and $195 thousand for the nine months ended September 30, 2020 and 2019, respectively.
(4)Annualized net interest income as a percentage of earning assets.
(5)Yields are calculated using the contractual day count convention for each respective product type.